Exhibit 10.16

CONSULTING SERVICES AGREEMENT

Agreement made as of December 1, 2004 by and between Peru Copper Inc., a Canadian corporation (the “Company”) and Catherine McLeod-Seltzer of West Vancouver, British Columbia (“Consultant”).

WITNESSETH:

WHEREAS, the Company wishes to retain Consultant to perform certain consulting services and Consultant is willing to perform such services, upon the terms and conditions of this Agreement, including the payment undertakings of the Company herein contained.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Company and Consultant agree as follows:

1. RETENTION AND DESCRIPTION OF SERVICES.

Consultant will furnish consulting services and advice relating to the Company’s business or as specifically requested by the Company.

2. TERM OF AGREEMENT.

Consultant’s services shall be available to the Company from the date of this Agreement until this Agreement is terminated by either party.

3. WHERE SERVICES ARE TO BE PERFORMED.

Consultant’s services will be performed at such places that are appropriate and are mutually agreed to by the Consultant and the Company.

4. COMPENSATION.

The Company will pay Consultant’s consulting fee of US$2,500 per month for work performed by Consultant under the Agreement, with payment due by the 15th day of the following month.

5. REIMBURSEMENT OF EXPENSES.

The Company will reimburse Consultant CDN$750 for the month of December 2004 and thereafter will reimburse Consultant CDN$500 per month for all ordinary and necessary business expenses, including secretarial expenses, incurred by Consultant in connection with furnishing services under this Agreement. In addition, the Company will reimburse Consultant for all other reasonable out-of-pocket additional expenses incurred by Consultant in performing services under this Agreement, including (but not limited to) travel and communication expenses. Such reimbursable expenses will be payable on receipt by the Company of Consultant’s invoices, including original receipts.

6. CONSULTANT AN INDEPENDENT CONTRACTOR.

Consultant will furnish Consultant’s services as an independent contractor and not as an employee of the Company or of any company affiliated with the Company. Consultant is not entitled to any benefits afforded to regular employees, or those of the Company’s affiliated companies. If the

Company or any of its affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant under this Agreement, Consultant will reimburse the Company or the affiliated company in full for taxes paid, and permit the Company to make deductions for taxes required to be withheld from any sum due Consultant.

7. CONFLICTING ACTIVITIES.

During the term of this Agreement, Consultant will not enter into any activity, employment, or business arrangement that directly conflicts with the Company’s interests or Consultant’s obligations under this Agreement. The Company shall have the option of terminating this Agreement at any time if, in its sole judgment, a material conflict of interest exists or is imminent. Consultant will advise the Company of Consultant’s position with respect to any activity, employment, or business arrangement contemplated by Consultant that may be relevant to this paragraph. For this purpose Consultant agrees to disclose any such plans to the Company prior to implementation.

8. CONFIDENTIAL INFORMATION.

Consultant will treat as confidential and proprietary any information belonging to the Company or any third parties disclosed to Consultant in the course of Consultant’s services. Consultant agrees to maintain as confidential any information, communication or documentation received by Consultant in connection with Consultant’s work under this Agreement.

9. TERMINATION OF AGREEMENT BY NOTICE.

Either party may terminate this Agreement upon thirty-days written notice to the other party. If this Agreement is terminated by either party, the Company shall only be liable for payment of consulting fees earned as a result of work actually performed prior to the effective date of the termination, and any monthly fees shall be prorated for the days of the month for which the Agreement was actually in effect.

10. GOVERNING LAW.

This Agreement is subject to and shall be interpreted in accordance with the laws of British Columbia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PERU COPPER, INC.

Per:	/s/ Thomas J. Findley
Thomas J. Findley

Signed, sealed and delivered	)
in the presence of:	)
)
)
Witness	)	Catherine McLeod-Seltzer

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